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                                                                   EXHIBIT 10.02

                               SECURED LOAN NOTE

                                     between

(1) HYCOR BIOMEDICAL INC., a Corporation organised under the Laws of the State of Delaware, U.S., and having its principal place of business at 18800 Von Karmen Avenue, California 92612-1517, U.S. ("THE COMPANY");

and

(2) [             ] ("THE NOTEHOLDER")

WHEREAS:

The Company and the Noteholder are parties to the Share Purchase Agreement (as defined herein) pursuant to which the Company has undertaken to issue Secured Loan Notes as herein set forth.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1 In this Loan Note, the following expressions shall, unless otherwise specified or the context otherwise requires, having the meanings set opposite them respectively:

         "business day"               a day, other than a Saturday or Sunday, on
                                      which clearing banks are open for business in both Edinburgh and London;

         "Principal Sum"              the sum of [   ] due by the Company to the
                                      Noteholder and any balance or part(s)
                                      thereof from time to time outstanding;

         "Share Purchase Agreement"   the Share Purchase Agreements entered into
                                      between the Company, the Noteholder and
                                      other shareholders of Cogent Diagnostics
                                      Limited (Company No: SC122739) pursuant to which the Company purchased and the Noteholder and other shareholders sold shares in the capital of Cogent
                                      Diagnostics Limited;

         "Shares Pledge"              the Share Pledge to be executed of even
                                      date herewith and be granted by the
                                      Company in favour of the Noteholder in
                                      security of the Company's obligation
                                      under this Loan Note.


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1.2      In this Loan Note, unless otherwise specified, or the context otherwise requires:

         (a) where as importing any gender shall include the other genders; words importing natural persons shall include corporations and vice versa; and words importing the singular only shall include the plural and vice versa;

         (b) reference to any statute, regulation, directive, treaty or part thereof shall be construed as reference thereto as amended or re-enacted or as the application thereof is modified by other provisions from time to time (whether before or after the date of this Loan Note), shall be construed as including references to any provision of which they are re-enactments (whether with or without modification) and shall be construed as including references to any order, instrument, regulation or other subordinated legislation made pursuant thereto.

2.       AMOUNT OF THE LOAN NOTE

         The nominal aggregate amount of this Loan Note is limited to [ ] which the Company undertakes to repay to the Noteholder on the terms and conditions herein set forth.

3.       INTEREST

         Interest at [ ]% per annum shall be due on the nominal amount of the balance of the Principal Sum from time to time outstanding, shall accrue from day-to-day and be computed on the basis of a 365 day year. Accrued interest shall be payable quarterly in arrears on 21 October, 21 January, 21 April and 21 July of each year until repayment of the Principal Sum in full.

4.       REPAYMENT OF THE PRINCIPAL SUM

4.1 The Principal Sum shall be repaid by the Company to the Noteholder, without any requirement of notice or demand by the Noteholder as follows:

         REPAYMENT DATE:                             REPAYMENT AMOUNT:
         21 July 1998                                   [        ]
         21 July 1999                                   [        ]
         21 July 2000                                   [        ]

4.2 Accrued interest shall also be paid by the Company to the Noteholder on each of the Repayments Dates specified in Clause 4.1.


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5.       ACCELERATED PAYMENT

         The Company shall be entitled to repay the Principal Sum at any time after 21 January, 1998, in whole or in part, together with interest accrued thereon to the date of repayment, without penalty.

6.       SET-OFF

         If, at any time, any sums become due by the Noteholder to the Company and/or Cogent Diagnostics Limited under the Share Purchase Agreement (including, without limitation, any sums due in respect of a claim under the Warranties (as defined in the Share Purchase Agreement) or a claim under the Taxation Undertaking (as defined in the Share Purchase Agreement)) then such sums may, whether or not the said [ ] is the then Noteholder, be set-off and deducted from any amount, principal or interest due by the Company to the Noteholder under this Loan Note and to the extent that the Principal Sum is thereby reduced, it shall be deemed to have been repaid and redeemed by the Company.

7.       REGISTER OF LOAN NOTES

7.1 The Company shall keep a register showing the nominal amount of the Loan Note held by the Noteholder, together with the Noteholder's name and address and all subsequent transfers and changes of ownership to which the Noteholder shall be entitled to have access upon giving reasonable notice thereof to the Company.

7.2 Save in the case of fraud or manifest error the register shall be the definitive record of this Loan Note in the event of any dispute between the Company and the Noteholder.

8.       EVENTS OF DEFAULT

         The Principal Sum, and accrued interest, shall, provided that the Noteholder has served notice of default on the Company specifying the breach referred to and such breach if remediable, has not been remedied within a period of 30 days of receipt of the notice (or such longer period as may be stated in the notice), become payable on the occurrence of any of the following events of default:

                  (a) if the Company shall fail to make payment, within 30 business days of the due date, of any principal or interest on this Loan Note; or

                  (b) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), the Company shall (i) commence a voluntary case or proceedings; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or


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                  (c)      if a court of competent jurisdiction enters an order
                  or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company's assets; or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within 120 days; or

                  (d) if the Company shall commit a material breach of its obligations under the Shares Pledge.

9.       TRANSFERS

9.1 The Noteholder may transfer the whole (but not part thereof) of this Loan Note.

9.2 Any transfer shall be made in writing or in the usual common form and shall be signed by the transferor and transferee. The transferor shall be deemed to remain the owner of this Loan Note until the name of the transferee is entered in the Register in respect thereof.

9.3 Every instrument of transfer must be delivered to the Chief Financial Officer or Secretary of the Company, accompanied by this Loan Note and such other evidence (if any) as the Company may require to provide the title of the transferor or his right to transfer the Loan Note and upon receipt of such instrument of transfer and evidence of title as aforesaid the transfer shall be registered..

10.      REGISTRATION OF SUCCESSORS IN TITLE

         Any person becoming entitled to this Loan Note in consequence of the death or bankruptcy of any Noteholder or, in the case of a company, in consequence of a winding-up of any Noteholder, may upon producing such evidence of his title as the Company shall acting reasonably think sufficient, he registered himself as the holder of such of the Loan Note or, subject to Clause 9 may transfer the Loan Note.

11.      GOVERNING LAW

11.1 This Loan Note shall be governed by in accordance with the law of Scotland.

11.2 The parties hereto submit to the non-exclusive jurisdiction of the Court of Session as regards any claim, dispute or matter arising out of or in relation to this Loan Note and its implementation or effect.


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12.      NOTICES

12.1 Any notice or other communication to be given by one party to the other under, or in connection with this Loan Note, shall be communicated as follows:-

         (a)   If to the Company, to:-

               Hycor Biomedical Inc
               18800 Von Karman Avenue
               Irvine
               California 92612-1517
               U.S.

               Facsimile Number: 001-714-440-2220

               Attention: Mr R Jones

         (b)   If to the Noteholder, to:-

               [    ]; or

         (c) in either case, to such other address and/or facsimile number and/or marked for such other attention as may from time to time be specified by the relevant party.

12.2 Any notice or other communication to be given by one party to the other under, or in connection, with this Loan Note shall be in writing and shall be given by letter delivered by hand or sent by first class pre-paid recorded delivery or registered post or by facsimile, and shall be deemed to have been received:-

         (a) in the case of delivery by hand prior to 5.00pm on a business day, when delivered and on any other case on the business day following the day of delivery; or

         (b) in the case of first class pre-paid recorded delivery or registered post, on the second business day following the day of posting; or

         (c) in the case of facsimile when the transmission occurs prior to 5.00pm on a business day, on acknowledgement on the addressee's facsimile receiving equipment and on any other case on the business day following the day of acknowledgement by the addressee's facsimile receiving equipment.


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IN WITNESS WHEREOF, these present consisting of this and the five preceding pages are executed in duplicate as follows:-

SUBSCRIBED for an on behalf of HYCOR
BIOMEDICAL INC

at

on the       day of July 1997

by                  , Director                  ...............................
in the presence of                                      Director

Witness .....................................

Full Name ...................................

Address .....................................

 .............................................


SUBSCRIBED by [            ]                    ................................
at
on the            day of July 1997
in the presence of:

Witness .....................................

Full Name ...................................

Address .....................................

 .............................................


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